EXHIBIT 3

                  SAFE ALTERNATIVES CORPORATION OF AMERICA INC.





                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION

     At a meeting of the Board of Directors, held on June 11, 2001, the following Resolution was passed unanimously -Shareholder approval was not required.


                              BE IT RESOLVED THAT:

     Safe Alternatives Corporation of \America, Inc. is hereby authorized to issue one Hundred seventy five million (175,000,000) shares of common stock at $0.0001 par value.


     Dated this 5th day of July, 2001.


                                                     /s/ Richard J. Fricke
                                                    ----------------------------
                                                    Richard J. Fricke, President


                                                     /s/ Dominic G. Parisi
                                                    ----------------------------
                                                    Dominic G. Parisi, Secretary